EXHIBIT 10.16

MACROPORE, INC.

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (“Agreement”) is entered into effective as of  April 1, 2002 (“Effective Date”) by and between MACROPORE, INC., a Delaware corporation with a principal place of business at 6740 Top Gun Street, San Diego, California 92121 (“Company”), and  Michael J. Simpson, an individual, with a business address of  8 Veterans Way, Malverne PA 19355 (“Consultant”).

1.                                       Consultant agrees to provide strategic business consulting services for Company as requested from time to time by Company’s President and CEO, Christopher J. Calhoun.

2.                                       Consultant shall be available to perform these services upon reasonable notice from the date of this agreement up to December 31, 2002, which time shall be considered the consulting term.

3.                                       Consultant is retained for 15 days of consulting services at a fee of $30,000. In addition, Consultant agrees (upon request) to provide an additional 15 days of consulting services at no charge during the consulting term. Fees for any consulting services beyond the number of days indicated above shall be set as agreed between the parties when the additional services are requested.

4.                                       The retainer fee of $30,000 shall be paid to Consultant within 60 days of the effective date (April 1, 2002) of this agreement.

5.                                       Company shall reimburse Consultant for all reasonable expenses (travel, lodging etc.) necessarily incurred in providing the consulting services (within 45 days after submission of receipts).

6.                                       This agreement concludes on December 31, 2002 (the end of the consulting term).

7.                                       Existing confidentiality agreement with Consultant is to remain in effect during the term.

CONSULTANT:		COMPANY:

MacroPore, Inc.

By:	/S/ Michael J. Simpson	By:	/S/ Christopher J. Calhoun
	Michael J. Simpson		Christopher J. Calhoun

Date:	April 1, 2002	Date:	April 1, 2002